Exhibit 99.1

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	News Release

Contact:

For investors:	Terri Williams-Perry – phone: 215 231.1486 Email: terri.williams-perry@radian.biz

For the media:	Rick Gillespie – phone: 215 231.1061 Email: rick.gillespie@radian.biz

Steve Frankel / Tim Lynch Joele Frank, Wilkinson Brimmer Katcher 212 355 4449

Radian Reports Fourth Quarter Net Loss of $618 Million

Company Maintains Strong Capital Position

PHILADELPHIA, February 15, 2008 - Radian Group Inc. (NYSE: RDN) today reported a net loss of $618 million and a diluted net loss per share of $7.74 for the fourth quarter, ended December 31, 2007. For the full year ended December 31, 2007, Radian reported a net loss of $1.2 billion and a diluted net loss per share of $14.92. Book value per share at December 31, 2007 was $35.10, after the impact of the third and fourth quarter 2007 losses, driven primarily by the C-BASS write-down, credit losses, higher reserves and mark-to-market adjustments.

“2007 was a year of great change for Radian, and I am proud that our team was able to overcome the challenges of unwinding the merger with MGIC while maintaining a solid balance sheet and retaining mortgage customer and GSE confidence,” said S.A. Ibrahim, Chief Executive Officer of Radian. “While our disappointing 2007 results clearly illustrate the challenges of the mortgage market, our franchise continues to be strong, which is a testament to the skills and dedication of our workforce.”

In the mortgage insurance business, paid claims in the fourth quarter were in-line with the Company’s guidance. During the quarter, mortgage insurance loss reserves continued to

1601 Market Street

Philadelphia, Pennsylvania

19103-2337

800 523.1988

215 564.6600

increase, reflecting the credit, housing and overall economic environment. Radian ended the year with $1.3 billion in mortgage insurance loss reserves.

“We have come through a difficult year and the environment continues to be very challenging,” added Mr. Ibrahim. “These challenges will remain with us for the near-term and may intensify, so we are looking at various scenarios and responses. In considering the book value of our company, we think it is important to take into consideration the significant embedded value within our Financial Guaranty business, as well as our ownership stake in Sherman.”

“Our claims paying resources in both business segments are strong and we stand to benefit from a stable and well-capitalized financial guaranty business,” concluded Mr. Ibrahim.

The market value of Radian’s investment portfolio at year-end was $6.41 billion compared to $5.75 billion a year ago.

The key financial highlights of the quarter and year ended December 31, 2007, are as follows:

		Total	Per Share
9/30/2007 Book Value		$3.4B	$42.86

	Pre-tax	After-tax impact	BV per share impact	EPS impact
C-BASS	($50)	($33)	($0.41)	($0.41)
Change in Fair Value of Derivatives*	(459)	(298)	(3.71)	(3.73)
Mortgage Insurance Incurred Losses	(630)	(410)	(5.10)	(5.13)
Second Lien Premium Deficiency	(41)	(27)	(0.34)	(0.34)

1601 Market Street

Philadelphia, Pennsylvania

19103-2337

800 523.1988

215 564.6600

FG Credit Loss for CDO of ABS transaction	(50)	(33)	(0.41)	(0.41)
All Other (Premiums, Investment Income and Expenses)		201	2.21

12/31/2007 Book Value		$2.8B	$35.10
Quarter Ended 12/31/2007 EPS				($7.74)

*	Includes ($120 Million) related to non-corporate CDO transactions, including a small number of AAA-rated CDOs of ABS and CMBS. This mark remains subject to possible adjustment.

Radian will discuss each of these items in its conference call today, Friday, February 15, 2008, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the internet at http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-audioarchives or at http://www.radian.biz >News. The call may also be accessed by dialing 866-254-5941 inside the U.S., or 612-234-9959 for international callers, using passcode 907669 or by referencing Radian.

A replay of the webcast will be available at the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available two and a half hours after the call ends for two weeks, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 907669.

Radian Group Inc. is a global credit risk management company headquartered in Philadelphia with significant operations in New York and London. Radian develops innovative financial solutions by applying its core mortgage credit risk expertise and structured finance capabilities to the credit enhancement needs of the capital markets worldwide, primarily through credit insurance products. The company also provides credit enhancement for public finance and other corporate and consumer assets on both a direct and reinsurance basis and holds strategic interests in credit-based consumer asset businesses. Additional information may be found at www.radian.biz.

1601 Market Street

Philadelphia, Pennsylvania

19103-2337

800 523.1988

215 564.6600

Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian's quarterly financial statistics at http://www.radian.biz/investors/financial/corporate.aspx.

Exhibit A:	Condensed Consolidated Statements of Income

Exhibit B:	Condensed Consolidated Balance Sheets

Exhibit C:	Segment Information Quarter Ended December 31, 2007

Exhibit D:	Segment Information Quarter Ended December 31, 2006

Exhibit E:	Segment Information Twelve Months Ended December 31, 2007

Exhibit F:	Segment Information Twelve Months Ended December 31, 2006

Exhibit G:	Financial Guaranty Insurance Supplemental Information - Quarter Ended and as of December 31, 2007

Exhibit H:	Financial Guaranty Insurance Supplemental Information - Quarter Ended and as of December 31, 2007

Exhibit I:	Mortgage Insurance Supplemental Information: New Insurance Written and Risk Written

Exhibit J:	Mortgage Insurance Supplemental Information: Insurance in Force and Risk in Force

Exhibit K:	Mortgage Insurance Supplemental Information: Risk in Force by LTV and Policy Year and Other Risk in Force

Exhibit L:	Mortgage Insurance Supplemental Information: Claims and Reserves

Exhibit M:	Mortgage Insurance Supplemental Information: Defaults

Exhibit N:	Mortgage Insurance Supplemental Information: Net Premiums Written and Earned, Smart Home, Captives and Persistency

Exhibit O:	Mortgage Insurance Supplemental Information: ALT A

Exhibit P:	Financial Services Supplemental Information

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended December 31		Year Ended December 31
(In thousands, except per-share data)	2007	2006	2007	2006
Revenues:
Net premiums written	$309,620	$278,700	$1,184,885	$1,111,985

Net premiums earned - insurance	$234,368	$217,570	$912,281	$907,042
Net premiums earned - credit derivatives	26,821	31,349	126,329	108,804

Net premiums earned - total	261,189	248,919	1,038,610	1,015,846
Net investment income	67,493	60,222	256,098	234,345
Net gains (losses) on securities	(673)	11,255	53,606	40,842
Change in fair value of derivative instruments	(458,512)	23,097	(1,191,785)	16,066
Gain on sale of affiliates	—	—	181,734	—
Other income	192	4,391	11,711	20,847

Total revenues	(130,311)	347,884	349,974	1,327,946

Expenses:
Provision for losses	687,855	84,389	1,299,363	369,278
Provision for second-lien premium deficiency	40,470	—	195,646	—
Policy acquisition costs	24,980	31,074	113,175	111,609
Other operating expenses	40,700	61,552	178,171	242,634
Merger expenses	—	—	14,001	—
Interest expense	14,258	12,256	53,068	48,149

Total expenses	808,263	189,271	1,853,424	771,670

Equity in net income (loss) of affiliates	(39,896)	70,745	(416,541)	256,993

Pretax (loss) income	(978,470)	229,358	(1,919,991)	813,269
Income tax (benefit) provision	(360,444)	70,988	(732,651)	231,097

Net (loss) income	$(618,026)	$158,370	$(1,187,340)	$582,172

Diluted net (loss) income per share (1)	$(7.74)	$1.96	$(14.92)	$7.08

(1) Weighted average shares outstanding (in thousands)

Average common shares outstanding	79,850	79,923	79,556	81,338
Increase in shares-potential exercise of options-diluted basis	—	770	—	923

Weighted average shares outstanding (in thousands)	79,850	80,693	79,556	82,261

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except share and per-share data)	December 31 2007	December 31 2006
Assets:
Cash and investments	$6,611,836	$5,803,228
Investments in affiliates	104,354	618,841
Deferred policy acquisition costs	234,955	221,769
Prepaid federal income taxes	793,486	808,740
Other assets	459,295	507,832

Total assets	$8,203,926	$7,960,410

Liabilities and stockholders’ equity:
Unearned premiums	$1,094,710	$943,687
Reserve for losses and loss adjustment expenses	1,598,756	842,283
Reserve for second-lien premium deficiency	195,646	—
Long-term debt and other borrowings	948,093	747,770
Current income taxes	137,219	—
Deferred income taxes	73,546	1,129,740
Derivative liabilities	1,150,479	31,739
Other liabilities	182,659	197,634

Total liabilities	5,381,108	3,892,853

Common stock	97	97
Additional paid-in capital	442,312	416,193
Retained earnings	2,284,150	3,489,290
Accumulated other comprehensive income	96,259	161,977

Total common stockholders’ equity	2,822,818	4,067,557

Total liabilities and stockholders’ equity	$8,203,926	$7,960,410

Book value per share	$35.10	$51.23

Treasury Stock Repurchases (Year-to-Date for Periods Presented)

Total number of shares repurchased	398,645	4,500,000
Average price paid per share	$57.25	$58.58
Total cost of repurchased shares	$22,822,537	$263,600,341

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended December 31, 2007

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written	$255,292	$54,328	$—	$309,620

Net premiums earned - insurance	$200,430	$33,938	$—	$234,368
Net premiums earned - credit derivatives	13,399	13,422	—	26,821

Net premiums earned - total	213,829	47,360	—	261,189
Net investment income	38,970	28,505	18	67,493
Net gains (losses) on securities	131	(1,468)	664	(673)
Change in fair value of derivative instruments	(61,882)	(396,630)	—	(458,512)
Gain on sale of affiliates	—	—	—	—
Other income	1,980	(434)	(1,354)	192

Total revenues	193,028	(322,667)	(672)	(130,311)

Expenses:
Provision for losses	629,582	58,273	—	687,855
Provision for second-lien premium deficiency	40,470	—	—	40,470
Policy acquisition costs	13,806	11,174	—	24,980
Other operating expenses	34,654	12,053	(6,007)	40,700
Merger expenses	—	—	—	—
Interest expense	7,942	5,974	342	14,258

Total expenses	726,454	87,474	(5,665)	808,263

Equity in net income (loss) of affiliates	—	5	(39,901)	(39,896)

Pretax loss	(533,426)	(410,136)	(34,908)	(978,470)
Income tax benefit	(198,806)	(145,084)	(16,554)	(360,444)

Net loss	$(334,620)	$(265,052)	$(18,354)	$(618,026)

Assets	$5,077,001	$3,020,835	$106,090	$8,203,926
Total investments	3,815,618	2,595,431	—	6,411,049
Deferred policy acquisition costs	62,266	172,689	—	234,955
Reserve for losses and loss adjustment expenses	1,345,453	253,304	—	1,598,757
Unearned premiums	364,775	729,935	—	1,094,710
Stockholders’ equity	1,590,832	1,111,218	120,768	2,822,818

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended December 31, 2006

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written	$202,362	$76,338	$—	$278,700

Net premiums earned - insurance	$186,507	$31,063	$—	$217,570
Net premiums earned - credit derivatives	12,700	18,649	—	31,349

Net premiums earned - total	199,207	49,712	—	248,919
Net investment income	34,947	25,268	7	60,222
Net gains (losses) on securities	11,956	(1,068)	367	11,255
Change in fair value of derivative instruments	1,852	21,245	—	23,097
Other income	2,967	74	1,350	4,391

Total revenues	250,929	95,231	1,724	347,884

Expenses:
Provision for losses	80,328	4,061	—	84,389
Policy acquisition costs	20,628	10,446	—	31,074
Other operating expenses	43,278	13,680	4,594	61,552
Interest expense	6,581	4,278	1,397	12,256

Total expenses	150,815	32,465	5,991	189,271

Equity in net income of affiliates	—	—	70,745	70,745

Pretax income	100,114	62,766	66,478	229,358
Income tax provision	30,004	17,716	23,268	70,988

Net income	$70,110	$45,050	$43,210	$158,370

Assets	$4,626,850	$2,705,078	$628,482	$7,960,410
Total investments	3,426,939	2,318,438	—	5,745,377
Deferred policy acquisition costs	68,381	153,388	—	221,769
Reserve for losses and loss adjustment expenses	653,236	189,047	—	842,283
Unearned premiums	249,293	694,394	—	943,687
Stockholders’ equity	2,259,796	1,377,263	430,498	4,067,557

Radian Group Inc. and Subsidiaries

Segment Information

Year Ended December 31, 2007

Exhibit E

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written	$955,113	$229,772	$—	$1,184,885

Net premiums earned - insurance	$779,259	$133,022	$—	$912,281
Net premiums earned - credit derivatives	64,263	62,066		126,329

Net premiums earned - total	843,522	195,088	$—	1,038,610
Net investment income	148,253	107,665	180	256,098
Net gains on securities	39,922	12,525	1,159	53,606
Change in fair value of derivative instruments	(531,842)	(659,943)	—	(1,191,785)
Gain on sale of affiliates	—	—	181,734	181,734
Other income	11,337	349	25	11,711

Total revenues	511,192	(344,316)	183,098	349,974

Expenses:
Provision for losses	1,201,373	97,990	—	1,299,363
Provision for second-lien premium deficiency	195,646	—	—	195,646
Policy acquisition costs	67,750	45,425	—	113,175
Other operating expenses	130,423	48,683	(935)	178,171
Merger expenses	13,434	567	—	14,001
Interest expense	27,901	19,840	5,327	53,068

Total expenses	1,636,527	212,505	4,392	1,853,424

Equity in net income (loss) of affiliates	—	5	(416,546)	(416,541)

Pretax loss	(1,125,335)	(556,816)	(237,840)	(1,919,991)
Income tax benefit	(431,927)	(217,588)	(83,136)	(732,651)

Net loss	$(693,408)	$(339,228)	$(154,704)	$(1,187,340)

Radian Group Inc. and Subsidiaries

Segment Information

Year Ended December 31, 2006

Exhibit F

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written	$849,111	$262,874	$—	$1,111,985

Net premiums earned - insurance	$774,752	$132,290	$—	$907,042
Net premiums earned - credit derivatives	37,263	71,541	—	108,804

Net premiums earned - total	812,015	203,831	—	1,015,846
Net investment income	138,310	95,895	140	234,345
Net gains on securities	30,163	7,827	2,852	40,842
Change in fair value of derivative instruments	3,682	12,384	—	16,066
Other income	13,075	692	7,080	20,847

Total revenues	997,245	320,629	10,072	1,327,946

Expenses:
Provision for losses	348,618	20,660	—	369,278
Policy acquisition costs	64,964	46,645	—	111,609
Other operating expenses	172,020	59,772	10,842	242,634
Interest expense	26,623	16,590	4,936	48,149

Total expenses	612,225	143,667	15,778	771,670

Equity in net income of affiliates	—	—	256,993	256,993

Pretax income	385,020	176,962	251,287	813,269
Income tax provision	102,266	40,880	87,951	231,097

Net income	$282,754	$136,082	$163,336	$582,172

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Year Ended and as of December 31, 2007

Exhibit G

	Quarter Ended December 31		Year Ended December 31
($ in thousands, except ratios)	2007	2006	2007	2006
Net Premiums Written:
Public finance direct	$11,461	$30,302	$60,117	$79,655
Public finance reinsurance	19,739	20,526	86,821	81,065
Structured direct	4,567	4,168	16,594	18,772
Structured reinsurance	5,327	5,902	21,933	18,676
Trade credit reinsurance	214	245	1,264	4,599

Net premiums written - insurance	41,308	61,143	186,729	202,767
Net premiums written - credit derivatives	13,020	15,195	43,043	60,107

Total Net Premiums Written	$54,328	$76,338	$229,772	$262,874

Net Premiums Earned:
Public finance direct	$13,459	$9,136	$45,770	$32,517
Public finance reinsurance	10,770	9,509	44,667	37,765
Structured direct	3,878	4,757	17,325	19,446
Structured reinsurance	5,461	5,467	22,957	21,086
Trade credit reinsurance	370	2,194	2,303	21,476

Net premiums earned - insurance	33,938	31,063	133,022	132,290
Net premiums earned - credit derivatives	13,422	18,649	62,066	71,541

Total Net Premiums Earned	$47,360	$49,712	$195,088	$203,831

Refundings included in earned premium	$7,492	$3,111	$23,309	$11,778

Claims paid:
Trade credit reinsurance	$1,557	$1,338	$8,579	$15,144
Other financial guaranty	10,602	248	12,814	7,529
Conseco	2,667	3,513	11,449	15,763

Total	$14,826	$5,099	$32,842	$38,436

Incurred losses:
Trade credit reinsurance	$(2,967)	$(30)	$(16,511)	$4,991
Other financial guaranty	61,240	4,091	114,501	16,701
Conseco	—	—	—	(1,032	)(2)

Total	$58,273	$4,061	$97,990	$20,660

Loss ratio - GAAP Basis	123.0%	8.2%	50.2%	10.1%
Expense ratio - GAAP Basis (1)	49.0%	48.5%	48.2%	52.2%

	172.0%	56.7%	98.4%	62.3%

Net (receipts) payments under derivatives contracts	$(255)	$(729)	$(31,188)	$63,548

(1)	Excludes merger expenses

(2)	Resulted from favorable loss development

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Year Ended and as of December 31, 2007

Exhibit H

($ in thousands, except ratios)	December 31 2007	December 31 2006
Capital and surplus	$1,158,537	$1,014,958
Contingency reserve	433,296	336,719
Qualified statutory capital	1,591,833	1,351,677

Unearned premium reserve	886,024	829,340
Loss and loss expense reserve	61,038	96,829
Total statutory policyholders’ reserves	2,538,895	2,277,846

Present value of installment premiums	461,806	345,565
Reinsurance and soft capital facilities	150,000	150,000

Total statutory claims paying resources	$3,150,701	$2,773,411

Net debt service outstanding	$164,346,659	$143,728,116

Capital leverage ratio (1)	103	106
Claims paying leverage ratio (2)	52	52
Net par outstanding by product:
Public finance direct	$18,228,946	$16,324,170
Public finance reinsurance	43,822,781	37,488,972
Structured direct	47,878,168	44,960,360
Structured reinsurance	6,091,717	5,192,122

Total	$116,021,612	$103,965,624

Reinsurance business net par outstanding:
Treaty	59%	59%
Facultative	41%	41%
Reserve for losses and LAE
Specific	$26,791	$35,320
Conseco	22,526	33,975
Non-specific	203,987	119,752

Total	$253,304	$189,047

(1)	Net debt service outstanding divided by qualified statutory capital

(2)	Net debt service outstanding divided by total statutory claims paying resources

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2007

Exhibit I

	Quarter Ended December 31				Year Ended December 31
	2007	%	2006	%	2007	%	2006	%
Primary New Insurance Written ($ in millions)
Flow	$10,422	76.7%	$6,451	85.2%	$40,335	70.6%	$25,364	63.2%
Structured	3,174	23.3%	1,123	14.8%	16,797	29.4%	14,753	36.8%

Total Primary	$13,596	100.0%	$7,574	100.0%	$57,132	100.0%	$40,117	100.0%

Flow
Prime	$8,629	82.8%	$4,608	71.4%	$29,800	73.9%	$18,578	73.2%
Alt-A	832	8.0%	1,276	19.8%	6,847	17.0%	4,836	19.1%
A minus and below	961	9.2%	567	8.8%	3,688	9.1%	1,950	7.7%

Total Flow	$10,422	100.0%	$6,451	100.0%	$40,335	100.0%	$25,364	100.0%

Structured
Prime	$1,795	56.6%	$341	30.4%	$3,436	20.5%	$4,000	27.1%
Alt-A	1,378	43.4%	685	61.0%	12,515	74.5%	9,222	62.5%
A minus and below	1	0.0%	97	8.6%	846	5.0%	1,531	10.4%

Total Structured	$3,174	100.0%	$1,123	100.0%	$16,797	100.0%	$14,753	100.0%

Total
Prime	$10,424	76.6%	$4,949	65.3%	$33,236	58.2%	$22,578	56.3%
Alt-A	2,210	16.3%	1,961	25.9%	19,362	33.9%	14,058	35.0%
A minus and below	962	7.1%	664	8.8%	4,534	7.9%	3,481	8.7%

Total Primary	$13,596	100.0%	$7,574	100.0%	$57,132	100.0%	$40,117	100.0%

Total Primary New Insurance Written by FICO Score ($ in millions)
Flow
<=619	$518	5.0%	$498	7.7%	$2,348	5.8%	$1,603	6.3%
620-679	2,830	27.1%	2,049	31.8%	11,988	29.7%	7,693	30.3%
680-739	3,914	37.6%	2,246	34.8%	14,891	36.9%	9,210	36.4%
>=740	3,160	30.3%	1,658	25.7%	11,108	27.6%	6,858	27.0%

Total Flow	$10,422	100.0%	$6,451	100.0%	$40,335	100.0%	$25,364	100.0%

Structured
<=619	$—	0.0%	$98	8.7%	$538	3.2%	$1,545	10.5%
620-679	185	5.8%	333	29.7%	3,947	23.5%	4,303	29.2%
680-739	963	30.3%	428	38.1%	7,123	42.4%	5,760	39.0%
>=740	2,026	63.9%	264	23.5%	5,189	30.9%	3,145	21.3%

Total Structured	$3,174	100.0%	$1,123	100.0%	$16,797	100.0%	$14,753	100.0%

Total
<=619	$518	3.8%	$596	7.9%	$2,886	5.1%	$3,148	7.9%
620-679	3,015	22.2%	2,382	31.4%	15,935	27.9%	11,996	29.9%
680-739	4,877	35.9%	2,674	35.3%	22,014	38.5%	14,970	37.3%
>=740	5,186	38.1%	1,922	25.4%	16,297	28.5%	10,003	24.9%

Total Primary	$13,596	100.0%	$7,574	100.0%	$57,132	100.0%	$40,117	100.0%

Percentage of primary new insurance written
Refinances	27%		38%		37%		35%
95.01% LTV and above	32%		24%		25%		15%
ARMs
Less than 5 years	1%		16%		13%		24%
5 years and longer	14%		7%		11%		14%
Primary risk written ($ in millions)
Flow	$2,684	77.9%	$1,590	91.8%	$10,325	85.3%	$6,386	82.0%
Structured	763	22.1%	142	8.2%	1,785	14.7%	1,404	18.0%

Total Primary	$3,447	100.0%	$1,732	100.0%	$12,110	100.0%	$7,790	100.0%

Pool risk written (In millions)	$34		$26		$261		$359

Other risk written (In millions)
Seconds
1st loss	$—		$4		$9		$47
2nd loss	—		27		21		233
NIMs	—		264		377		502
International
1st loss-Hong Kong primary mortgage insurance	34		34		130		65
Reinsurance	18		14		67		21
Other
Domestic credit default swaps	—		—		—		32

Total other risk written	$52		$343		$604		$900

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2007

Exhibit J

	December 31		December 31
	2007	%	2006	%
Primary insurance in force ($ in millions)
Flow	$105,246	73.6%	$83,529	73.3%
Structured	37,820	26.4%	30,374	26.7%

Total Primary	$143,066	100.0%	$113,903	100.0%

Prime	$93,577	65.4%	$76,854	67.5%
Alt-A	37,031	25.9%	25,571	22.4%
A minus and below	12,458	8.7%	11,478	10.1%

Total Primary	$143,066	100.0%	$113,903	100.0%

Primary risk in force ($ in millions)
Flow	$26,531	83.9%	$20,724	81.9%
Structured	5,091	16.1%	4,587	18.1%

Total Primary	$31,622	100.0%	$25,311	100.0%

Flow
Prime	$20,616	77.7%	$16,283	78.6%
Alt-A	3,810	14.4%	2,880	13.9%
A minus and below	2,105	7.9%	1,561	7.5%

Total Flow	$26,531	100.0%	$20,724	100.0%

Structured
Prime	$2,116	41.5%	$1,903	41.5%
Alt-A	1,978	38.9%	1,354	29.5%
A minus and below	997	19.6%	1,330	29.0%

Total Structured	$5,091	100.0%	$4,587	100.0%

Total
Prime	$22,732	71.9%	$18,186	71.9%
Alt-A	5,788	18.3%	4,234	16.7%
A minus and below	3,102	9.8%	2,891	11.4%

Total Primary	$31,622	100.0%	$25,311	100.0%

Total Primary Risk in Force by FICO Score ($ in millions)
Flow
<=619	$1,639	6.2%	$1,342	6.5%
620-679	8,059	30.4%	6,391	30.8%
680-739	9,773	36.8%	7,556	36.5%
>=740	7,060	26.6%	5,435	26.2%

Total Flow	$26,531	100.0%	$20,724	100.0%

Structured
<=619	$936	18.4%	$1,331	29.0%
620-679	1,490	29.3%	1,619	35.3%
680-739	1,488	29.2%	1,095	23.9%
>=740	1,177	23.1%	542	11.8%

Total Structured	$5,091	100.0%	$4,587	100.0%

Total
<=619	$2,575	8.1%	$2,673	10.6%
620-679	9,549	30.2%	8,010	31.6%
680-739	11,261	35.6%	8,651	34.2%
>=740	8,237	26.1%	5,977	23.6%

Total Primary	$31,622	100.0%	$25,311	100.0%

Percentage of primary risk in force
Refinances	31%		33%
95.01% LTV and above	24%		18%
ARMs
Less than 5 years	12%		19%
5 years and longer	10%		9%
Pool risk in force ($ in millions)
Prime	$2,111	70.2%	$2,182	72.9%
Alt-A	293	9.8%	295	9.9%
A minus and below	600	20.0%	514	17.2%

Total	$3,004	100.0%	$2,991	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2007

Exhibit K

	December 31		December 31
	2007	%	2006	%
Total Primary Risk in Force by LTV ($ in millions)
95.01% and above	$7,529	23.8%	$4,441	17.6%
90.01% to 95.00%	9,674	30.6%	8,005	31.6%
85.01% to 90.00%	10,600	33.5%	9,062	35.8%
85.00% and below	3,819	12.1%	3,803	15.0%

Total	$31,622	100.0%	$25,311	100.0%

Total Primary Risk in Force by Policy Year ($ in millions)
2003 and prior	$5,521	17.5%	$7,113	28.1%
2004	3,350	10.6%	4,565	18.1%
2005	5,112	16.2%	6,538	25.8%
2006	6,016	19.0%	7,095	28.0%
2007	11,623	36.7%	—	—

Total	$31,622	100.0%	$25,311	100.0%

Total Pool Risk in Force by Policy Year ($ in millions)
2003 and prior	$1,723	57.4%	$1,758	58.8%
2004	166	5.5%	290	9.7%
2005	595	19.8%	651	21.7%
2006	265	8.8%	292	9.8%
2007	255	8.5%	—	—

Total Pool risk in Force	$3,004	100.0%	$2,991	100.0%

Other risk in force (In millions)
Seconds
1st loss	$377		$592
2nd loss	548		610
NIMs	604		592
International
1st loss-Hong Kong primary mortgage insurance	465		335
Reinsurance	103		47
Credit default swaps	8,202		7,897
Other
Domestic credit default swaps	212		212
Financial guaranty wrap	—		37

Total other risk in force	$10,511		$10,322

Risk to capital ratio-STAT Basis	14.4:1		10.4:1
Risk to capital ratio-STAT Basis excluding AAA-rated CDS	11.6:1		8.3:1

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2007

Exhibit L

	Quarter Ended December 31		Year Ended December 31
	2007	2006	2007	2006
Direct claims paid (In thousands)
Prime	$53,203	$28,903	$164,155	$117,471
Alt-A	35,203	16,654	105,858	64,018
A minus and below	46,966	25,996	150,098	93,662
Seconds and other	29,295	9,590	89,269	38,204

Total	$164,667	$81,143	$509,380	$313,355

Average claim paid (In thousands)
Prime	$35.0	$26.7	$31.2	$26.1
Alt-A	49.0	37.9	44.6	35.6
A minus and below	36.5	30.2	33.2	28.3
Seconds	38.6	29.2	31.9	26.8
Total	$38.4	$29.9	$34.1	$28.4
Loss ratio - GAAP Basis	294.4%	40.3%	142.4%	42.9%
Expense ratio - GAAP Basis (2)	22.7%	32.1%	23.5%	29.2%

	317.1%	72.4%	165.9%	72.1%

Reserve for losses by category (In thousands):
Prime	$343,705	$198,133
Alt-A	450,106	136,411
A minus and below	361,240	228,012
Pool insurance	54,394	31,116
Seconds	112,751	36,166
Other	1,268	1,635

Reserve for losses, net	1,323,464	631,473
Reinsurance recoverable	21,989 (1)	21,763 (1)

Total	$1,345,453	$653,236

(1)	Reinsurance recoverable on ceded losses.

(2)	Excludes merger expenses.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2007

Exhibit M

	December 31 2007	December 31 2006
Default Statistics
Primary insurance:
Flow
Prime
Number of insured loans	565,563	500,464
Number of loans in default	20,632	15,141
Percentage of loans in default	3.65%	3.03%
Alt-A
Number of insured loans	74,559	63,469
Number of loans in default	7,980	4,348
Percentage of loans in default	10.70%	6.85%
A minus and below
Number of insured loans	63,853	52,440
Number of loans in default	10,087	7,250
Percentage of loans in default	15.80%	13.83%
Total Flow
Number of insured loans	703,975	616,373
Number of loans in default	38,699	26,739
Percentage of loans in default	5.50%	4.34%
Structured
Prime
Number of insured loans	64,789	62,680
Number of loans in default	4,707	3,300
Percentage of loans in default	7.27%	5.26%
Alt-A
Number of insured loans	97,526	70,164
Number of loans in default	8,783	3,647
Percentage of loans in default	9.01%	5.20%
A minus and below
Number of insured loans	28,747	36,597
Number of loans in default	8,659	9,014
Percentage of loans in default	30.12%	24.63%
Total Structured
Number of insured loans	191,062	169,441
Number of loans in default	22,149	15,961
Percentage of loans in default	11.59%	9.42%
Total Primary Insurance
Prime
Number of insured loans	630,352	563,144
Number of loans in default	25,339	18,441
Percentage of loans in default	4.02%	3.27%
Alt-A
Number of insured loans	172,085	133,633
Number of loans in default	16,763	7,995
Percentage of loans in default	9.74%	5.98%
A minus and below
Number of insured loans	92,600	89,037
Number of loans in default	18,746	16,264
Percentage of loans in default	20.24%	18.27%
Total Primary Insurance
Number of insured loans	895,037	785,814
Number of loans in default	60,848 (1)	42,700 (1)
Percentage of loans in default	6.80%	5.43%
Pool insurance:
Number of loans in default	26,526 (2)	18,681 (2)

(1)	Includes approximately 2,595 and 1,161 defaults at December 31, 2007 and December 31, 2006 respectively, where reserves have not been established because no claim payment is currently anticipated.

(2)	Includes approximately 20,193 and 13,309 defaults at December 31, 2007 and December 31, 2006, respectively, where reserves have not been established because no claim payment is currently anticipated.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2007

Exhibit N

	Quarter Ended December 31		Year Ended December 31
	2007	2006	2007	2006
Net Premiums Written (In thousands)
Primary and Pool Insurance	$223,372	$162,875	$835,961	$723,213
Seconds	4,896	15,469	27,236	57,935
International	16,796	10,696	35,306	20,375

Net premiums written - insurance	245,064	189,040	898,503	801,523
Net premiums written - credit derivatives	10,228	13,322	56,610	47,588

Total Net Premiums Written	$255,292	$202,362	$955,113	$849,111

Net Premiums Earned (In thousands)
Primary and Pool Insurance	$189,170	$173,413	$730,966	$715,136
Seconds	7,579	11,564	32,744	52,588
International	3,681	1,530	15,549	7,028

Net premiums earned - insurance	200,430	186,507	779,259	774,752
Net premiums earned - credit derivatives	13,399	12,700	64,263	37,263

Total Net Premiums Earned	$213,829	$199,207	$843,522	$812,015

SMART HOME (In millions)
Ceded Premiums Written	$1.3	$3.5	$11.0	$12.0
Ceded Premiums Earned	$2.1	$3.7	$11.4	$12.3
Captives
Premiums ceded to captives (In millions)	$33.2	$25.4	$121.6	$96.7
% of total premiums	14.8%	12.6%	14.1%	11.7%
NIW subject to captives (In millions)	$6,776	$3,457	$23,322	$13,157
% of primary NIW	49.8%	45.6%	40.8%	32.8%
IIF included in captives (1)	36.5%	34.1%
RIF included in captives (1)	41.6%	38.9%
Persistency (twelve months ended December 31)	75.4%	67.3%

	December 31 2007	December 31 2006
SMART HOME
% of Primary RIF included in Smart Home Transactions (1)	5.3%	10.1%

(1)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2007

ALT-A

Exhibit O

	Quarter Ended December 31				Year Ended December 31
($ in millions)	2007	%	2006	%	2007	%	2006	%
Primary New Insurance Written by FICO Score
<=619	$3	0.1%	$3	0.2%	$110	0.6%	$28	0.2%
620-659	43	1.9%	208	10.6%	1,889	9.7%	1,600	11.4%
660-679	94	4.3%	351	17.9%	2,783	14.4%	2,019	14.4%
680-739	785	35.5%	903	46.0%	9,158	47.3%	6,756	48.0%
>=740	1,285	58.2%	496	25.3%	5,422	28.0%	3,655	26.0%

Total	$2,210	100.0%	$1,961	100.0%	$19,362	100.0%	$14,058	100.0%

Primary Risk in Force by FICO Score
<=619	$38	0.7%	$24	0.6%
620-659	725	12.5%	729	17.2%
660-679	826	14.3%	681	16.1%
680-739	2,653	45.8%	1,897	44.8%
>=740	1,546	26.7%	903	21.3%

Total	$5,788	100.0%	$4,234	100.0%

Primary Risk in Force by LTV
95.01% and above	$379	6.6%	$120	2.8%
90.01% to 95.00%	1,668	28.8%	1,237	29.2%
85.01% to 90.00%	2,317	40.0%	1,832	43.3%
85.00% and below	1,424	24.6%	1,045	24.7%

Total	$5,788	100.0%	$4,234	100.0%

Primary Risk in Force by Policy Year
2003 and prior	$641	11.1%	$846	20.0%
2004	461	8.0%	712	16.8%
2005	846	14.6%	1,157	27.3%
2006	1,273	22.0%	1,519	35.9%
2007	2,567	44.3%	—	—

Total	$5,788	100.0%	$4,234	100.0%

Radian Group Inc.

Financial Services Supplemental Information

For the Quarter and Year Ended and as of December 31, 2007

Exhibit P

	Quarter Ended December 31		Year Ended December 31
(In thousands )	2007	2006	2007	2006
Investment in Affiliates-Selected Information
C-BASS
Balance, beginning of period	—	$431,472	$451,395	$364,364
Net income (loss) for period	—	31,598	(451,395)	133,900
Dividends received	—	11,675	—	46,869

Balance, end of period	$—	$451,395	$—	$451,395

Sherman
Balance, beginning of period	$94,110	$129,064	$167,412	$81,753
Net income for period	10,098	39,146	84,848	123,835
Dividends received	—	—	51,512	103,740
Other comprehensive income (loss)	107	(798)	(567)	(743)
(Sale) purchase of ownership interest		—	(95,866)	66,307

Balance, end of period	$104,315	$167,412	$104,315	$167,412

Portfolio Information:
C-BASS
Servicing portfolio	N/A	$60,600,000
Total assets	N/A	8,799,261
Servicing income	N/A	40,589	N/A	$142,407
Net interest income	N/A	73,836	N/A	285,844
Total revenues	N/A	144,479	N/A	571,162
Sherman
Total assets	$2,242,087	$1,213,049
Net revenues	$379,320	$329,293	$1,259,933	$1,059,381

Radian owns a 46% interest in C-BASS and a 21.8% interest in Sherman. Prior to September 2007, we owned an interest in Sherman consisting of 40.96% of the Class A Common Units of Sherman (Class A Common Units represent 94% of the total equity in Sherman) and 50% of the Preferred Units of Sherman.

1601 Market Street

Philadelphia, Pennsylvania

19103-2337

800 523.1988

215 564.6600

All statements in this news release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements, which include, without limitation, projections regarding our future performance and financial condition are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following: actual or perceived changes in general financial and political conditions, such as extended national or regional economic recessions, changes in housing demand or mortgage originations, changes in housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and, if more severe than our current predictions, could cause our ultimate projected losses for our mortgage insurance business to be worse than expected), changes in the liquidity in the capital markets and the further contraction of credit markets, population trends and changes in household formation patterns, changes in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance; actual or perceived economic changes or catastrophic events in geographic regions (both domestic and international) where our mortgage insurance or financial guaranty insurance in force is more concentrated; our ability to successfully acquire additional capital in the event that capital is required to support our long-term liquidity needs and to protect our credit and financial strength ratings; a decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and a deterioration in housing markets throughout the United States; the loss of a customer for whom we write a significant amount of mortgage insurance or financial guaranty insurance or the influence of large customers; disruption in the servicing of mortgages covered by our insurance policies; the aging of our mortgage insurance portfolio, which could cause losses to increase, and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies; the performance of our insured portfolio of higher risk loans, such as Alt-A and sub-prime loans, and adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses in 2007 and may result in further losses; reduced opportunities for loss mitigation in markets where housing values fail to appreciate or begin to decline; changes in persistency rates of our mortgage insurance policies caused by changes in refinancing activity, appreciating or depreciating home values and changes in the mortgage insurance cancellation requirements of mortgage lenders and investors; downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the insurance financial strength ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, our credit rating and the financial strength ratings of our mortgage insurance subsidiaries that are currently under review for possible downgrade); heightened competition for our mortgage insurance business from

1601 Market Street

Philadelphia, Pennsylvania

19103-2337

800 523.1988

215 564.6600

others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers, from alternative products such as “80-10-10” loans or other forms of simultaneous second loan structures used by mortgage lenders, from investors using forms of credit enhancement other than mortgage insurance as a partial or complete substitution for private mortgage insurance and from mortgage lenders that demand increased participation in revenue sharing arrangements such as captive reinsurance arrangements; changes in the charters or business practices of Federal National Mortgage Association and Federal Home Loan Mortgage Corp., the largest purchasers of mortgage loans that we insure; heightened competition for financial guaranty business from other financial guaranty insurers, including those recently downgraded to ratings equal to or lower than our ratings, from other forms of credit enhancement such as letters of credit, guaranties and credit default swaps provided by foreign and domestic banks and other financial institutions and from alternative structures that may permit insurers to securitize assets more cost-effectively without the need for the types of credit enhancement we offer, or result in our having to reduce the premium we charge for our products; the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the possibility of private lawsuits or investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, or (ii) legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance; the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, the premium deficiency for our second-lien mortgage insurance business or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts; changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board (in particular changes regarding income recognition and the treatment of loss reserves in the financial guaranty industries); our ability to profitably grow our insurance businesses in international markets, which depends on a number of factors such as foreign governments’ monetary policies and regulatory requirements, foreign currency exchange rate fluctuations, and our ability to develop and market products appropriate to foreign markets; legal and other limitations on the amount of dividends we may receive from our subsidiaries; and vulnerability to the performance of our strategic investments, including in particular, our investment in Sherman Financial Services Group LLC. For more information regarding these risks and uncertainties, as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2006 as well as the updates to these risks included in Item 1A of Part II of our quarterly report on Form 10-Q for the quarter ended September 30, 2007. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of this news release. We do not intend to, and we disclaim any duty or obligation to, update or

1601 Market Street

Philadelphia, Pennsylvania

19103-2337

800 523.1988

215 564.6600

revise any forward-looking statements made in this report to reflect new information or future events or for any other reason.